Exhibit 10.34

Working Capital Loan Agreement

Party A: Zhucheng Ziyang Ceramic Co., Ltd.
Party B: Mingsheng Bank of China Weifang branch

Clause 1 Loan
1.	Type: Short term loan
2.	The use of loan: Daily operations
3.	Loan Amount: RMB 8,000,000
4.	Loan period: From September 15, 2010 to September 15, 2011.
5.	Interest rate: Interest payable monthly at an annual rate of 6.372%.
6.	Interest Settlement: Interest is paid monthly at the 20th of every month. Borrower should pay the interest at every interest settlement day.
7.	If borrower doesn’t pay back the principal according to the deadline of agreement, the interest rate of default interest is 50% plus the original interest rate from the overdue date.
8.	If borrower doesn’t use the loan according to the agreement, the interest rate of default interest is 100% plus the original interest rate from the date of breach.

Clause 2 Guarantee
Guaranteed by a third party: Shandong Jiashibo Food Co., Ltd.
Guaranteed by related parties: Linbo Chi and Weihong Chen.

Clause 3 Statement and guarantee of borrower
1.	Borrower is legal person and get all the approval, permission, registration required for the sign of this agreement.
2.	Borrower has prepared all the internal authorization procedures required for this contract.
3.	Major disputes won’t exist when both parties sign the agreement.
4.	The items of the agreement are in accordance with Chinese regulations and the requirement of lender.
5.	Borrower doesn’t have any major liability which didn’t notify the lender.
6.	Borrower guarantee that all the information gave to lender is real, complete and valid.
7.	Guarantee to use the loan according to the agreement. No appropriation or use the loan to invest.
8.	Borrower will accept the survey and supervision of lender regarding to the use of loan and provide relevant files at any time.
9.	Cooperate with lender to know the production operation, financial activities, inventories, usage of loan of the borrower, and provide files and information such as financial statements on time.
10.	If circumstances which will have harmful influence on the repayment duty occur, borrower must notify lender in writing immediately.
11.
If borrower carries out merge, bankrupt or some other behaviors which may cause the change of credit and debt relationship, borrower must notify lender in advance in written. The borrower is not allowed to carry out above-mentioned behavior until the approval of lender and the settle down of debt.

12.	During the valid date of this agreement, if borrower changes location, name or management staff, borrower must notify sender in writing within seven days of change.

13.	If guarantor of this agreement lost the guarantee capability, or the value of guaranty decreases, borrower must provide lender with other guarantee measures upon approval of lender.
14.	If borrower needs to transfer the debt to third party, borrower must get the written approval of lender.
15.	Guarantee that it has good credit and operation.

Clause 4 The rights and obligations of lender
1.	Guarantee the agreement has obtained authorization.
2.	Give loan to borrower according to the agreement on schedule and in full amount
3.	Maintain confidentiality of the borrower’s information, such as financial statement and production management.

Clause 5 Responsibility of breach of contract
Below are the behaviors regarded as the breach of contract of borrower
1.
Due to the borrower or guarantor, guarantor doesn’t conduct the guarantee procedures of this agreement, or borrower doesn’t conduct withdraw procedures, if over 30 days of the withdraw day of the agreement, lender has rights to collect penalty or terminate the agreement.

2.	Borrower doesn’t pay back the amount according to the agreement
3.	Borrower provides fake financial statements, or refuses lender to supervise the usage of loans
4.	Borrower doesn’t fulfill the duty of agreement, or guarantor violates the duty of guarantee agreement.
5.	Borrower violates any item of clause 3
6.	Borrower doesn’t use the loan according to the agreement
7.
If some changes harmful to creditor’s rights occurred, or guarantor of this agreement lost the guarantee capability, or the value of guaranty decreases, borrower doesn’t provide new guarantee according to the requirement of lender.

8.	Significant changes of financial situations of borrower.
9.	Borrower evades the requirement of entrusted payment.
10.	The bank account of borrower is frozen by relevant authority, or borrower gets involved with lawsuit, may have harmful impact on the fulfillment of duty of borrower.
11.	Other significant changes occur, borrower can’t remedy within the required period of lender.

If the borrower breaches the agreement, lender has rights to stop providing loans or take back provided loans in advance.
If lender file lawsuit to protect creditor’s right due to the breach of contract of borrower, borrower must pay for the expenses of lawsuit, travel expenses and other expenses.

Party A: Zhucheng Ziyang Ceramic Co., Ltd.
Legal Representative Signature: /s/ Lingbo Chi
Party B: Mingsheng Bank of China Weifang branch
Legal Representative Signature: /s/ Jie Ma
September 15, 2010